Exhibit 99.1

DESCRIPTION OF SECURITIES

The following summary of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”), Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”) and preferred stock, par value $0.001 per share (“Preferred Stock”) does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of formation (the “Charter”) and our bylaws (the “Bylaws”), each of which are filed as an exhibit to the Current Report on Form 8-K of which this Exhibit 99.1 is a part. We encourage you to read our Charter, our Bylaws and applicable provisions of the Texas Business Organizations Code (“TBOC”) for additional information.

Authorized Capital Stock

Our authorized capital stock consists of (i) 800,000,000 shares of Common Stock, of which 300,000,000 shares are Class A Common Stock and 500,000,000 shares are Class B Common Stock and (ii) 100,000,000 shares of Preferred Stock.

Class A Common Stock

Voting Rights. Except as provided by applicable law or in our Charter, holders of Class A Common Stock are entitled to one vote per share held of record on all matters to be voted upon by our shareholders generally. Except as provided by applicable law or in our Charter, holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to our shareholders for their vote or approval, including any “fundamental action” or “fundamental business transaction” (each as defined in the TBOC). The holders of our Common Stock are not entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of Preferred Stock, if the holders of such affected series of Preferred Stock are entitled to vote thereon. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of our Class A Common Stock are entitled to ratably receive, in proportion to the shares of Class A Common Stock held by them, dividends (payable in cash, shares or otherwise) when and if declared by our board of directors, from time to time in its discretion, out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding Preferred Stock. To the extent DBR Land Holdings LLC, our operating subsidiary (“OpCo”), makes distributions to us and the holders of units representing membership interests in OpCo (“OpCo Units”), including LandBridge Holdings LLC (“LandBridge Holdings”), we intend to pay dividends in respect of our Class A Common Stock out of some or all of such dividends, if any, remaining after the payment of taxes and other expenses. However, because our board of directors may determine to pay or not pay dividends in respect of our Class A Common Stock based on the factors described above, holders of our Class A Common Stock may not necessarily receive dividends, even if OpCo makes such distributions to us.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding Preferred Stock.

Other Matters. Holders of our Class A Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of Class A Common Stock are fully paid and non-assessable.

Class B Common Stock

Voting Rights. Except as provided by applicable law or in our Charter, holders of our Class B Common Stock are entitled to one vote per share held of record on all matters to be voted upon by our shareholders generally. Except as provided by applicable law or in our Charter, holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to our shareholders for their vote or approval, including any “fundamental action” or “fundamental business transaction” (each as defined in the TBOC). The holders of our Common Stock are not entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of Preferred Stock, if the holders of such affected series of Preferred Stock are entitled to vote thereon. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of our Class B Common Stock do not have any right to receive dividends, unless the dividend consists of our Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable or exchangeable for Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and dividends consisting of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable or exchangeable for Class A Common Stock on the same terms is simultaneously paid to the holders of Class A Common Stock.

Liquidation Rights. Holders of our Class B Common Stock do not have any right to receive any distribution upon our liquidation, dissolution or other winding up.

Other Matters. Holders of our Class B Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B Common Stock. All currently outstanding Class B Common Stock are fully paid and non-assessable. Class B Common Stock cannot be transferred except in connection with a permitted transfer of a corresponding number of OpCo Units and vice versa. Shares of Class B Common Stock are subject to cancellation in connection with the redemption of OpCo Units.

Preferred Stock

Pursuant to our Charter, our board of directors by resolution may establish and issue from time to time one or more classes or series of Preferred Stock, with such number, powers, preferences, rights, qualifications, limitations, restrictions and designations, which may include distribution rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our board of directors without any further shareholder approval, subject to any limitations prescribed by law. The rights with respect to a series of Preferred Stock may be more favorable to the holder(s) thereof than the rights attached to our Common Stock. It is not possible to state the actual effect of the issuance of any Preferred Stock on the rights of holders of our Common Stock until our board of directors determines the specific rights attached to such Preferred Stock. Except as provided by law or in a Preferred Stock designation, the holders of Preferred Stock will not be entitled to vote at or receive notice of any meeting of shareholders. The effect of issuing Preferred Stock may include, among other things, one or more of the following:

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restricting any dividends in respect of our Class A Common Stock;
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diluting the voting power of our Common Stock, including our Class A Common Stock, or providing that holders of Preferred Stock have the right to vote on matters as a separate class;
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impairing the liquidation rights of our Class A Common Stock; or
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delaying or preventing a change of control of us.

In addition, if we issue Preferred Stock, OpCo will concurrently issue to us an equal number of preferred units, corresponding to the Preferred Stock issued by us, and such preferred units will have substantially the same rights to distributions and other economic rights as those of our Preferred Stock.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for the Class A Common Stock.

Listing

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) and on the NYSE Texas (“NYSE Texas”) under the symbol “LB.”

Forum Selection

Our Charter provides that unless we consent in writing to the selection of an alternative forum, the Texas Business Court in the Eleventh Business Court Division of the State of Texas will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

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any derivative action or proceeding brought on our behalf;
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any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or agents to us or our shareholders;
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any action asserting a claim against us or any current or former director or officer or other employee of ours arising pursuant to any provision of the TBOC or our Charter or Bylaws;
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any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws;
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any action asserting a claim relating to or involving us that is governed by the internal affairs doctrine or asserting an “internal entity claim” as that term is defined in the TBOC; or
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any other action within the jurisdiction of the Texas Business Court in the Eleventh Business Court Division of the State of Texas, including any claims within the supplemental jurisdiction of such court (each, an “Internal Dispute”).

Our Charter further provides that, to the extent a court of competent jurisdiction determines in a final and unappealable judgment that an Internal Dispute is not subject to the exclusive jurisdiction of the Texas Business Court in the Eleventh Business Court Division of the State of Texas (“Other Disputes”), such Other Disputes will be exclusively and finally settled by arbitration under the Expedited Procedure Provisions of the Rules of the International Chamber of Commerce and governed by the Texas Arbitration Act. The place of arbitration shall be Houston, Texas. We generally will pay the fees of arbitration, subject to fee-sharing provisions under our Charter applicable where more than three claims arising from the same or similar conduct, transaction, or occurrence are submitted within any three-year period or a shareholder submits more than three claims within a three-year period. Additionally, we may recover our reasonable attorney’s fees and costs incurred in defending a claim that is determined to be frivolous, without reasonable cause or brought for an improper purpose. Judicial review of the tribunal’s award must be brought in the Texas Business Court in the Eleventh Business Court Division of the State of Texas. If the arbitration provisions in our Charter are determined to be unenforceable, the exclusive forum for such disputes will be the United States District Court for the Southern District of Texas, Houston Division or, if it lacks jurisdiction, the state district court of Texas situated in Harris County.

Our Charter additionally provides that Internal Disputes and Other Disputes must be brought only as an individual action or derivative proceeding, and, to the fullest extent permitted by law, may not be brought as a class action, mass action, or other form of collective action, and may not be consolidated or joined, in whole or in part, consistent with the Texas Rules of Civil Procedure; provided that we, at our sole option, may elect to seek consolidation or joinder of matters as consistent with the Texas Rules of Civil Procedure or Expedited Procedure Provisions of the Rules of the International Chamber of Commerce, respectively.

Our Charter provides that, to the fullest extent permitted by applicable law, the United States District Court for the Southern District of Texas, Houston Division will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended.

Our Charter also provides that any person or entity holding or purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, these exclusive forum provisions. These choice of forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our results of operations, cash flows and financial position.

Additionally, our Charter provides that, unless we consent in writing to a jury trial, we and each of our shareholders, directors and officers irrevocably and unconditionally waive any right we or it may have to a trial by jury in any legal action, proceeding, cause of action, cross-claim or counterclaim concerning any “internal entity claim” as that term is defined in Section 2.115 of the TBOC.

Ownership Requirement for Derivative Proceedings

Our Charter provides that affirmatively elect to be governed by TBOC 21.419 and any successor provision thereto. Additionally, the Charter provides that at any time that we have any series of Common Stock listed on a national securities exchange (as defined in the TBOC) or have 500 or more shareholders, no shareholder (as defined in the TBOC) may institute or maintain a derivative proceeding in our right unless such shareholder, at the time the derivative proceeding is instituted, holds at least three percent of the outstanding shares of our Common Stock.

Shareholder’s Agreement

Our Shareholder’s Agreement with LandBridge Holdings and our Bylaws provide that, subject to compliance with applicable law and listing exchange rules, for so long as LandBridge Holdings and certain affiliates (the “Founding Shareholders”) beneficially own at least 40% of the voting power, LandBridge Holdings shall be entitled to designate a number of directors equal to a majority of the board of directors, plus one director; and for so long as LandBridge Holdings and such affiliates beneficially own at least 30%, 20% and 10% of the voting power, LandBridge Holdings shall be entitled to designate at least three directors, two directors and one director, respectively. So long as LandBridge Holdings is entitled to designate one or more directors and notifies the board of directors of its desire to remove, with or without cause, any director previously designated by it to the board, we are required to take all necessary action to cause such removal. Further, so long as LandBridge Holdings has the right to designate at least one director to our board of directors, it will also have the right to appoint a number of board observers, who will be entitled to attend all meetings of the board in a non-voting, observer capacity, equal to the number of directors LandBridge Holdings is entitled to designate.

The Shareholder’s Agreement will terminate upon LandBridge Holdings and its affiliates party thereto ceasing to beneficially own at least 10% of our common stock.

Anti-Takeover Effects of Texas Law and Our Charter and Bylaws

The following is a summary of certain provisions of our Charter and Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt via proxy contest or otherwise, or the removal of our incumbent officers and directors, that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A Common Stock. These provisions may also have the effect of preventing changes in our management. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and the promotion of shareholder interests.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without the approval of our shareholders, subject to the rules of the NYSE and NYSE Texas. Any issuance of additional shares of Class A Common Stock or other capital stock would result in a corresponding decrease in the proportionate ownership interests in us represented by, and could adversely affect the dividends related to and market price of, the Class A Common Stock then outstanding. These additional shares of Common Stock and Preferred Stock may be utilized for a variety of corporate purposes, including future offerings to repay debt obligations, raise additional capital and fund corporate acquisitions. The existence of authorized but unissued Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations under Texas Law

We are a corporation organized under Texas law. Some provisions of Texas law may delay or prevent a transaction that would cause a change in our control.

Under Title 2, Chapter 21, Subchapter M of the TBOC, Texas corporations generally may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

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prior to such time, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an affiliated shareholder; or
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not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote, at a meeting called for that purpose and not by written consent, of holders of at least 66⅔% of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares (as defined in the TBOC).

Our Charter expressly provides that we will not be governed by Title 2, Chapter 21, Subchapter M of the TBOC until the first date on which LandBridge Holdings ceases to be an “affiliated shareholder” for purposes of Subchapter M; provided that, after such date, no member of the Sponsor Group (as defined in the Charter) will be considered an “affiliated shareholder” or an “affiliate” or “associate” thereof for purposes of such provisions.

Shareholder Action by Written Consent

Our Charter provides that, prior to the date that the Founding Shareholders cease to collectively own or control 40% of our capital stock entitled to vote in the election of directors (the “Trigger Event”), any action required or permitted by the TBOC to be taken at any annual or special meeting of shareholders may be taken, without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares of capital stock having at least the minimum number of votes that would be necessary to authorize or take the action that is the subject of the consent at a meeting in which each shareholder is present and votes. After the Trigger Event, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all holders of outstanding shares of capital stock entitled to vote on such action.

Consent Rights

Pursuant to our Charter, for so long as the Founding Shareholders beneficially own at least 40% of our outstanding capital stock, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of the majority of the Founding Shareholders:

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increasing or decreasing the size of our board of directors, committees of our board of directors or boards and committees of our subsidiaries;
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terminating our chief executive officer or removing the Chairman of our board of directors and/or hiring or appointing either of their successors;
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agreeing to or entering into any transaction that would result in a change of control of the Company or enter into definitive agreements with respect to a change of control transaction;
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incurring debt for borrowed money (or liens securing such debt) in an amount that would result in outstanding debt for borrowed money that exceeds our Consolidated Adjusted EBITDA (as defined in the Charter) for the four quarter period immediately prior to the proposed date of the incurrence of such debt by 4.00 to 1.00;
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authorizing, creating (by way of reclassification, merger, consolidation or otherwise) or issuing any equity securities of any kind (other than pursuant to any equity compensation plan approved by our board of directors or a committee of our board of directors or intra-company issuances among the Company and our subsidiaries);
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making any voluntary election to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing or any determination not to oppose such an action or proceeding commenced by a third party;
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selling, transferring or disposing of assets outside the ordinary course of business in a transaction or series of transactions with a fair market value in excess of 2% of our Consolidated Net Tangible Assets (as defined in the Charter) determined as of the end of the most recently completed fiscal period for which a consolidated balance sheet of the Company and its consolidated subsidiaries is available; and
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any amendment, modification or waiver of the consent rights described in the clauses above.

Ability of Our Shareholders to Act

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special shareholder meetings may be called for any purpose or purposes, at any time, only by our chief executive officer, or if there is no chief executive officer, our president, or the board of directors pursuant to a resolution adopted by a majority of the board of directors or our corporate secretary at the request of the holders of at least 50% (or the highest percentage permitted under the TBOC) of all then-outstanding shares of our capital stock entitled to vote at such special meeting. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our Bylaws establish advance notice procedures with respect to shareholder proposals and nominations of persons for election to our board of directors, other than nominations made by or at the direction of our board of directors or any committee thereof. In addition to any other applicable requirements, our Bylaws provide that for business to be properly brought before an annual meeting or a special meeting by a shareholder, including proposals to nominate candidates for election as directors at a meeting of shareholders, such shareholder must have given timely notice thereof in proper written form to our corporate secretary. To be timely, a shareholder’s notice must be received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the public announcement for the immediately preceding annual meeting of shareholders; provided, however, that in the event that no annual meeting of shareholders was held in the previous year, or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which public disclosure of the date of the annual meeting was made and (ii) in the case of nominations at a special meeting, not later than the close of business on the tenth day following the day on which public announcement of the date of the special meeting was made. Pursuant to our Bylaws, any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act.

In our Charter we affirmatively elect to be governed by Section 21.373 of the TBOC, including the requirement that to submit a proposal on a matter to the shareholders for approval at a meeting of shareholders, a shareholder or group of shareholders must (in addition to the other requirements of the Charter and the Bylaws) (i) hold an amount of our voting shares (as defined in the TBOC), determined as of the date of submission of the proposal, equal to the greater of at least: $1,000,000 in market value or three percent of our voting shares; (ii) hold such shares for a continuous period of at least six months before the date of the meeting and throughout the entire duration of the meeting; and (iii) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the proposal (provided that the foregoing clauses (i) through (iii) do not apply to director nominations and procedural resolutions that are ancillary to the conduct of the meeting to the extent provided for by the TBOC), during any time that (i) our principal office is located in the State of Texas or (ii) we are admitted to listing on a stock exchange that (A) has its principal office in the State of Texas and (B) has received approval by the securities commissioner of the State of Texas under Subchapter C, Chapter 4005, Government Code of the State of Texas.

For any nominations or any other business to be properly brought before an annual or special meeting by any Founding Shareholder or any other person that becomes party to, or bound by the provisions of, the Shareholder’s Agreement, such person must submit notice thereof not later than the later of the close of business on the 30th day prior to the date the we first file our preliminary or definitive proxy statement related to such meeting pursuant to the Exchange Act or the tenth day following the day on which public announcement is first made of the date of the special meeting, and we and such person shall cooperate reasonably and in good faith with respect to the inclusion of such matters to be considered at such meeting.

Duties of Officers and Directors and Indemnification of Directors and Officers

Our Charter provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Further, our Charter provides that, to the fullest extent permitted by the TBOC, our directors or officers will not be personally liable to us or our shareholders for monetary damages for an act or omission in such person’s capacity as a director or officer, except for liability for (i) any breach of such person’s duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith that constitute a breach of duty to us or involve intentional misconduct or a knowing violation of applicable law; (iii) any transaction from which such person derived any improper benefit, regardless of whether the benefit resulted from an action taken within the scope of such person’s duties; or (iv) an act or omission for which the liability of such person is expressly provided for by an applicable statute. Our Bylaws provide that we must indemnify our directors, officers, employees and agents for acts or omissions to the fullest extent permitted by law.

We are also expressly authorized to advance certain expenses (including attorneys’ fees) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities.

We are party to separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against liabilities that may arise by reason of such director’s or executive officer’s service to us. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee, subject to certain exceptions. We intend to enter into indemnification agreements with our future directors.

We believe that these indemnification provisions, agreements and insurance are useful to attract and retain qualified directors and officers.

Election of Members of Our Board of Directors

Our Charter and Bylaws provide that, subject to the rights of the holders of any series of Preferred Stock to elect directors, our board of directors shall consist of not less than seven directors, as the board of directors may from time to time determine. Subject to the rights of holders of any series of Preferred Stock, members of our board of directors will be elected by the plurality of the votes cast by the shareholders present in person or by proxy at the applicable meeting and entitled to vote thereon. Prior to the Trigger Event, we have a single class of directors and directors are subject to re-election on an annual basis at each annual meeting of shareholders. Our board of directors currently consists of 11 directors, serving as a single class and subject to re-election on an annual basis at each annual meeting of shareholders.

After the Trigger Event, (a) our board of directors will be divided into three classes that are as nearly equal in number as is reasonably possible and each director will be assigned to one of the three classes, with LandBridge Holdings having the right to designate the initial class to which each director is assigned, and (b) at each annual meeting of shareholders, a class of directors will be elected for a three-year term of office to succeed the directors of the same class whose terms are then expiring. The initial terms of the Class I, Class II and Class III directors will expire at the first, second and third, respectively, annual meeting following the Trigger Event. Any vacancy on the board of directors may be filled by (i) a majority of the directors then in office, even if less than a quorum, or (ii) the holders of the outstanding capital stock of the Company entitled to vote thereon, voting as a single class, subject to the rights of holders of a series of our Preferred Stock, if applicable. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors following the Trigger Event. The classified board provision could increase the likelihood that incumbent directors will retain their positions after the Trigger Event. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be viewed by our shareholders to be in their best interest.

Our Charter does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon can elect all of the directors standing for election, and the holders of the remaining capital stock will not be able to elect any directors. LandBridge Holdings’ current beneficial ownership of greater than 50% of our common shares means LandBridge Holdings is able to control matters requiring shareholder approval, which includes the election of directors.

Removal of Members of Our Board of Directors

Prior to the Trigger Event, a director or the entire board of directors may be removed, with or without cause, at any time, at a meeting called for that purpose, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. After the Trigger Event, subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock, voting together as a single class and acting at a meeting of shareholders in accordance with the Charter, shall be required to remove any director from office, and such removal may only be for “cause.”

Corporate Opportunity

Under our Charter, we have renounced certain business opportunities. Our Charter provides that, to the extent permitted by law:

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each Unrestricted Party (as defined in our Charter) has the right to, and has no duty not to, engage in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
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if any Unrestricted Party acquires knowledge of a potential transaction or other matter that may be a corporate opportunity, such party has no duty to offer or communicate such corporate opportunity to us;
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we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
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in the event that any Unrestricted Party acquires knowledge of a corporate opportunity or matter that may be a corporate opportunity, then such person is deemed to have acted in good faith and in a manner such person reasonably believed to be in our best interest and to have fully satisfied such person’s fiduciary duty, and is deemed not to have breached such person’s duty of loyalty to us or our shareholders or to have received an improper personal gain. Such Unrestricted Person is not liable to us if such Unrestricted Person pursues or acquires the corporate opportunity or if such Unrestricted Person did not present the corporate opportunity to us, unless we establish by a preponderance of the evidence that such Unrestricted Party engaged in such transaction or matter by using our confidential information.

Our Charter further provides that no alteration, amendment, termination or repeal of these provisions, or adoption of any inconsistent provision, will eliminate or reduce their effect in respect of an matter occurring, or any cause of action that would accrue or arise, prior to such alteration, amendment, termination, repeal or adoption.

Following the Trigger Event, any amendment to our Charter, including these provisions governing the renouncement of business opportunities, will require the affirmative vote of the holders of at least two-thirds of the voting power of our outstanding capital stock, voting together as a single class.